Exhibit 16.1

June 8, 2018

U.S. Securities and Exchange Commission Office of the Chief Accountant

100 F Street, NE Washington, DC 20549

Re: Notes, Inc.

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Notes, Inc. dated June 8, 2018, and agree with the statements concerning our Firm under the heading “Dismissal of Independent Registered Public Accounting Firm”.

We have no basis on which to agree or disagree with the other statements contained in the Form 8-K.

Very truly yours,

/s/ Fruci & Associates II, PLLC